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EXHIBIT 21.1

LIST OF SUBSIDIARIES

The following table sets forth certain information concerning the principal subsidiaries of the Company as of December 31, 1994.

                                    State or other
                                    jurisdiction of
Name                                incorporation

Circle International, Inc.          Delaware
Circle Airfreight Japan, Ltd.       California
Circle Air Freight de Mexico C.V.   Mexico
Circle Espana S.A.                  Spain
Circle Freight International
   Speditionsgesellschaft GmbH      Germany
Circle Freight International
   (Schweiz) AG                     Switzerland
Circle Fretes Internacionais Do
   Brasil Ltda.                     Brazil
Circle Freight International
   (Canada) Ltd.                    Canada
Circle Freight International
   (Holland) B.V.                   Holland
Circle Freight International
   (Italia) SRL                     Italy
Circle Freight International Japan, Japan
Circle Freight International Korea  Korea
Circle Freight International
   (NZ) Ltd.                        New Zealand
Circle Freight International
   Philippines Ltd., Inc.           Philippines
Circle Freight International
   (Singapore) Pte., Ltd.           Singapore
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                                    State or other
                                    jurisdiction of
Name                                incorporation
Circle International
   (Aust.) Pty., Ltd.               Australia
Circle International
   (Hong Kong) Ltd.                 Hong Kong
Circle International Limited        United Kingdom
Circle International (Sweden) AB    Sweden
Darrell J. Sekin & Co.              Texas
Harper Logistics International      France
J.R. Michels Incorporated           Texas
Max Gruenhut B.V.                   Holland
Max Gruenhut GmbH                   Germany
Regga Holdings Limited              Bermuda
Regga Insurance Limited             Bermuda
Sabra Insurance Company             South Dakota
S.W. Air Freight S.A.               France

The names of certain subsidiaries have been omitted because such unnamed subsidiaries, considered in the aggregate, would not constitute a significant subsidiary as that term is defined in Regulation S-X.